SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2008

MILLSTREAM VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

374 East 400 South, Suite 3, Springville, UT	84663
(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 581072, Salt Lake City, Utah	84158
(Former Address)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 489-9438

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01

Changes in Control of Registrant.

On October 30, 2008, Steven L. White was appointed as a director of Millstream Ventures, Inc. (the “Company”).  On October 31, 2008, Denny W. Nestripke resigned as a director and as President, Chief Executive Officer, Secretary and Treasurer of the Company, and Mr. White was appointed as President, Chief Executive Officer, Secretary and Treasurer of the Company.  In his capacity as Treasurer, Mr. White will act as the Company’s principal financial officer.  As a result of the change in management, Mr. White obtained operational control the Company from Mr. Nestripke.  Mr. White did not acquire any shares of the Company’s stock in this transaction and Mr. Nestripke continues to own approximately 95% of the outstanding shares of common stock of the Company.

Item 5.02

Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2008, Steven L. White was appointed as a director of the Company.  On October 31, 2008, Denny W. Nestripke resigned as a director and as President, Chief Executive Officer, Secretary and Treasurer of the Company, and Mr. White was appointed as President, Chief Executive Officer, Secretary and Treasurer of the Company.  In his capacity as Treasurer, Mr. White will act as the Company’s principal financial officer.

Mr. White earned his Bachelor of Science Degree from Brigham Young University in 1980 with a major in accounting and a minor in English.  He is a member of the American Institute of Certified Public Accountants and has been employed by firms located in Utah and Colorado.  Since 1983, Mr. White has been employed in private accounting and has been the controller of several small businesses. He has been the owner and president and director of Sparrow, Inc., a small consulting business from 2000 to present; the president and director of eNutrition, Inc., from 2000 to 2003, a publicly traded company which sold nutritional products; the president and director of Excel Publishing, Inc., a publicly traded small publishing company from the fall of 2002 to the spring of 2003; the president and director of New Horizon Education, Inc., a publicly traded educational software company from 1998 to 2003; and the controller and chief financial officer of Phoenix Ink, LLC, a financial newsletter publisher, from 1999 to 2001.  Mr. White is currently serving as a director of USATCO, Inc., Jolley Marketing, Inc., and United Restaurant Management, Inc., each of which is a reporting company.  Mr. White is 54 years old.

On November 17, 2006, Mr. White, on behalf of and as president of Liquitek Enterprises, Inc., a Nevada corporation, filed in United States Bankruptcy Court District of Nevada, a petition of bankruptcy under Chapter 11, which on August 24, 2007, was subsequently dismissed.  Mr. White became the president of Liquitek Enterprises, Inc. on September 15, 2006.  Liquitek Enterprises, Inc. is not an affiliate of our company and Mr. White is no longer an officer or director of Liquitek Enterprises, Inc.

Mr. White was asked to assume operational control of the Company at the request of Mr. Nestripke because of his acceptance of a position with another entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millstream Ventures, Inc.

Date:  October 31, 2008

By /s/ Steven L. White

     Steven L. White, President

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